UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2011

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 31, 2011, Deltek, Inc. (the “Company”) completed the acquisition of The Washington Management Group, Inc. (“WMG”) and FSI Holdings, Inc. (“FSI”) from Koniag Development Corporation (“KDC”) pursuant to a definitive Purchase and Sale Agreement (the “Purchase Agreement”).

Under the terms of the Purchase Agreement, Deltek acquired 100% of the capital stock of WMG for an aggregate cash amount of $26,000,000. FSI is a wholly owned subsidiary of WMG and also does business as FedSources or Federal Sources. The purchase price may be increased by a future deferred payment which is conditioned on the attainment of certain revenue goals by 2015, and is also subject to a net working capital adjustment. The Purchase Agreement contains customary representations, warranties and covenants. Each party has agreed to indemnify the other, subject to certain limitations, for losses arising out of breaches of representations, warranties and covenants in the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2011	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel